Filed Pursuant to Rule 424(b)(5)

Registration No. 333-286586

PROSPECTUS SUPPLEMENT

(To Prospectus dated April 16, 2025)

INTELLINETICS, INC.

$10,000,000

Shares of Common Stock

We have entered into an At The Market Offering Agreement, or the ATM Agreement, with Lucid Capital Markets, LLC, or the Sales Agent, dated as of May 28, 2025, relating to the offer and sale of shares of our common stock. In accordance with the terms of the ATM Agreement, under this prospectus supplement and the accompanying prospectus, we may offer and sell shares of our common stock having an aggregate offering price of up to $10,000,000 from time to time through the Sales Agent.

Our common stock is listed on the NYSE American, under the symbol “INLX.” On May 23, 2025, the last reported sale price of our common stock on NYSE American was $12.84 per share. You are urged to obtain current market quotations for our common stock.

Sales of our common stock, if any, under this prospectus supplement and the accompanying prospectus may be made in sales deemed to be “at the market offerings” as defined in Rule 415(a)(4) under the Securities Act of 1933, as amended, or the Securities Act, including sales made directly on or through NYSE American, the existing trading market for our common stock, sales made to or through a market maker other than on an exchange or otherwise, directly to the Sales Agent as principal, in negotiated transactions at market prices prevailing at the time of sale or at prices related to such prevailing market prices, and/or in any other method permitted by law. If we and the Sales Agent agree on a method of distribution other than sales of shares of our common stock on or through NYSE American or another existing U.S. trading market at market prices, we will file a further prospectus supplement providing all information about such offering as required by Rule 424(b) under the Securities Act. The Sales Agent is not required to sell any certain number of shares or dollar amount of our common stock, but it will act as Sales Agent on a commercially reasonable efforts basis consistent with its normal trading and sales practices. The amount of proceeds we receive from sales of our common stock, if any, will depend on the number of shares actually sold and the offering price of such shares. There is no arrangement for funds to be received in any escrow, trust or similar arrangement.

The Sales Agent will be entitled to compensation at a fixed commission rate equal to 3.0% of the gross sales price per share sold under the ATM Agreement. In connection with the sale of the common stock on our behalf, the Sales Agent may be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation of the Sales Agent may be deemed to be underwriting commissions or discounts. We have also agreed to reimburse certain expenses of the Sales Agent in connection with the ATM Agreement as further described in the Plan of Distribution section beginning on page S-9 of this prospectus supplement. We have agreed to provide indemnification and contribution to the sales agent with respect to certain liabilities, including liabilities under the Securities Act.

As of the date of this prospectus supplement, the aggregate market value of our outstanding common stock held by non-affiliates (“public float”) was approximately $41,345,596 million based on 2,684,779 shares of outstanding common stock held by non-affiliates, at a price of $15.40 per share on April 29, 2025, which was the highest closing sale price of our common stock on NYSE American within 60 days of the filing date of this prospectus supplement. Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell securities registered on the registration statement, of which this prospectus supplement is a part, in a public primary offering with a value exceeding one-third of our public float in any 12-month period so long as our public float remains below $75.0 million. We have not offered or sold any securities pursuant to General Instruction I.B.6 of Form S-3 during the 12 calendar months prior to and including the date of this prospectus supplement (excluding this offering).

Investing in our securities involves a high degree of risk. You should carefully consider the risks described under “Risk Factors” on page S-6 of this prospectus supplement, on page 3 of the accompanying prospectus, any related free writing prospectus and other information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus, before making a decision to invest in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined if this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

Lucid Capital Markets

The date of this prospectus supplement is May 28, 2025

TABLE OF CONTENTS

PROSPECTUS SUPPLEMENT

PROSPECTUS

i

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying base prospectus form part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, which we refer to as the SEC, using a “shelf” registration process. This document contains two parts. The first part consists of this prospectus supplement, which provides you with specific information about this offering. The second part, the accompanying base prospectus, provides more general information, some of which may not apply to this offering. Generally, when we refer only to the “prospectus,” we are referring to both parts combined. This prospectus supplement may add, update or change information contained in the accompanying base prospectus. To the extent that any statement we make in this prospectus supplement is inconsistent with statements made in the accompanying base prospectus or any documents incorporated by reference herein or therein, the statements made in this prospectus supplement will be deemed to modify or supersede those made in the accompanying base prospectus and such documents incorporated by reference herein and therein.

In this prospectus supplement, “Intellinetics,” the “Company,” “we,” “us,” “our” and similar terms refer to Intellinetics, Inc., a Nevada corporation, and its consolidated subsidiaries. References to our “common stock” refer to the common stock, par value $0.001 per share, of Intellinetics, Inc.

All references in this prospectus supplement to our consolidated financial statements include, unless the context indicates otherwise, the related notes.

The industry and market data and other statistical information contained in the documents we incorporate by reference in the prospectus are based on management’s own estimates, independent publications, government publications, reports by market research firms or other published independent sources, and, in each case, are believed by management to be reasonable estimates. Although we believe these sources are reliable, we have not independently verified the information.

You should rely only on the information contained in or incorporated by reference in this prospectus supplement, the accompanying base prospectus and in any free writing prospectus that we have authorized for use in connection with this offering. We have not, and the Sales Agent has not, authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. You should assume that the information in this prospectus supplement, the accompanying base prospectus, the documents incorporated by reference in the accompanying base prospectus, and in any free writing prospectus that we have authorized for use in connection with this offering, is accurate only as of the date of those respective documents. Our business, financial condition, results of operations and prospects may have changed since those dates. You should read this prospectus supplement, the accompanying base prospectus, the documents incorporated by reference in the accompanying base prospectus, and any free writing prospectus that we have authorized for use in connection with this offering, in their entirety before making an investment decision. You should also read and consider the information in the documents to which we have referred you in the sections of the accompanying base prospectus entitled “Where You Can Find More Information” and “Incorporation by Reference of Certain Documents.” We are not, and the Sales Agent is not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

S-1

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Statements in this prospectus supplement and in the documents incorporated by reference in this prospectus supplement contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. Any statements contained herein, other than statements of historical fact, including statements regarding the progress and timing of our product development programs; our future opportunities; our business strategy, future operations, anticipated financial position, future revenues and projected costs; our management’s prospects, plans and objectives; and any other statements about our management’s future expectations, beliefs, goals, plans or prospects constitute forward-looking statements. Examples of such statements are those that include words such as “may,” “could,” “should,” “would,” “will,” “project,” “intend,” “continue,” “believe,” “anticipate,” “estimate,” “forecast,” “expect,” “plan,” “potential,” “opportunity,” “scheduled,” “goal,” “target,” and “future,” and variations thereof. However, the words cited as examples in the preceding sentence are not intended to be exhaustive and any statements contained in this prospectus regarding matters that are not historical facts may also constitute forward-looking statements. Examples of forward-looking statements include, among other things, statements about the following:

●	the effects on our business, financial condition and results of operations of current and future economic, business, market and regulatory conditions, including the current global inflation, economic instability, and other economic and market conditions, and their effects on our customers and their capital spending and ability to finance purchases of our products, services, technologies and systems;

●	our prospects, including our future business, revenues, recurring revenues, expenses, net income, earnings per share, margins, profitability, cash flow, cash position, liquidity, financial condition and results of operations, backlog of orders and revenue, our targeted growth rate, our goals for future revenues and earnings, and our expectations about realizing the revenues in our backlog and in our sales pipeline;

●	our expectation that the shift from an offline to online world will continue to benefit our business;

●	our ability to integrate our recent acquisitions and any future acquisitions, grow their businesses and obtain the expected financial and operational benefits from those businesses;

●	the effects of fluctuations in sales on our business, revenues, expenses, net income, earnings per share, margins, profitability, cash flow, capital expenditures, liquidity, financial condition and results of operations;

●	our products, services, technologies and systems, including their quality and performance in absolute terms and as compared to competitive alternatives, their benefits to our customers and their ability to meet our customers’ requirements, and our ability to successfully develop and market new products, services, technologies and systems;

●	our markets, including our market position and our market share;

●	our ability to successfully develop, operate, grow and diversify our operations and businesses;

●	our business plans, strategies, goals and objectives, and our ability to successfully achieve them;

●	the sufficiency of our capital resources, including our cash and cash equivalents, funds generated from operations, availability credit and financing arrangements and other capital resources, to meet our future working capital, capital expenditure, lease and debt service and business growth needs;

●	the value of our assets and businesses, including the revenues, profits and cash flow they are capable of delivering in the future;

●	the amount and timing of revenue recognition from customer contracts with commitments for performance obligations, including our estimate of the remaining amount of commitments and when we expect to recognize revenues;

●	industry trends and customer preferences and the demand for our products, services, technologies and systems; and

●	the nature and intensity of our competition, and our ability to successfully compete in our markets.

S-2

Any forward-looking statements we make are based on our current plans, intentions, objectives, strategies, projections and expectations, as well as assumptions made by and information currently available to management. Forward-looking statements are not guarantees of future performance or events, but are subject to and qualified by substantial risks, uncertainties and other factors, which are difficult to predict and are often beyond our control. Forward-looking statements will be affected by assumptions and expectations we might make that do not materialize or that prove to be incorrect and by known and unknown risks, uncertainties and other factors that could cause actual results to differ materially from those expressed, anticipated or implied by such forward-looking statements. These risks, uncertainties and other factors include, but are not limited to, those described in “Risk Factors” as well as other risks, uncertainties and factors discussed in our most recent annual report on Form 10-K and our quarterly reports on Form 10-Q and from time to time in our other filings with the SEC. In light of these risks and uncertainties, you are cautioned not to place undue reliance on any forward-looking statements that we make.

Any forward-looking statements contained in this report speak only as of the date of this prospectus supplement, and any other forward-looking statements we make from time to time in the future speak only as of the date they are made. We undertake no duty or obligation to update or revise any forward-looking statement or to publicly disclose any update or revision for any reason, whether as a result of changes in our expectations or the underlying assumptions, the receipt of new information, the occurrence of future or unanticipated events, circumstances or conditions or otherwise.

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights selected information contained elsewhere in this prospectus supplement, the accompanying prospectus and in the documents we incorporate by reference. This summary does not contain all of the information you should consider before investing in our common stock. You should read this entire prospectus supplement and the accompanying prospectus carefully, especially the risks of investing in our common stock discussed under “Risk Factors” beginning on page 6 of this prospectus supplement, page 3 of the accompanying prospectus and page 8 of our Annual Report on Form 10-K for the year ended March 31, 2024, which is incorporated by reference in this prospectus supplement, along with our consolidated financial statements and notes to those consolidated financial statements and the other information incorporated by reference in this prospectus supplement and the accompanying prospectus, before making an investment decision.

OUR COMPANY

Company Overview

We are a document services and software solutions company serving both the small-to-medium business and governmental sectors with their digital transformation and process automation initiatives. Our digital transformation products and services are provided through two reporting segments: Document Management and Document Conversion. Our solutions create value for customers by making it easy to connect business-critical documents to the people who need them by making those documents easy to find and access, while also being secure and compliant with the customers’ audit requirements. Solutions are sold both directly to end-users and through resellers.

S-3

Our Document Management segment consists primarily of solutions involving our software platform, allowing customers to capture and manage their documents across operations such as scanned hard-copy documents and digital documents including those from Microsoft Office, digital images, audio, video and emails. Our software platforms include a) IntelliCloud™ Payables Automation Solutions, b) IntelliCloud™ content management, and c) YellowFolder™, a specialized content management software solution for the K-12 education market. These platforms reflect our focus, and the market’s focus, on growth via cloud-based content management and process automation. Our Document Management business also generates software-related professional services that include installation, integration, training, and consulting services, as well as ongoing software maintenance and customer support.

Our Document Conversion segment provides assistance to customers as a part of their overall document strategy to convert documents from one medium to another, predominantly paper to digital, including migration to our software solutions, as well as micrographics conversions and long-term storage and retrieval services. We convert images from paper to digital, paper to microfilm, microfiche to microfilm, and micrographics to digital for businesses and state, county, and municipal governments. Our Document Conversion business also provides its clients with long-term paper and microfilm storage and retrieval options.

We operate a U.S.-based business with approximately 79.9% of our revenues resulting from state and local government contracts, including K-12 school districts, complemented by our diverse set of document management software solutions and services. We hold or compete for leading positions regionally in select markets and attribute this leadership to several factors including the strength of our brand name and reputation, our comprehensive offering of innovative solutions, and the quality of our service support. Net growth in sales of software as a service in recent years reflects market demand for these solutions over traditional sales of on-premise software. We expect to continue to benefit from our select niche leadership market positions, innovative product offerings, growing customer base, and the impact of our increased spending in sales and marketing programs. Examples of these programs include identifying and investing in growth and expanded market penetration opportunities, more effective products and services pricing strategies, demonstrating superior value to customers, increasing our sales force effectiveness through improved guidance and measurement, and continuing to optimize our lead generation and lead nurturing processes.

Software Development and Intellectual Property

We design, develop, test, market, license, and support new software products and enhancements of current products. We continuously monitor our software products and enhancements to remain compatible with standard platforms and file formats.

Our software and most of the underlying technologies are built on a Microsoft.Net framework. We rely on a combination of copyright, trademark laws, non-disclosure agreements and other contractual provisions to establish and maintain our proprietary intellectual property rights.

Customers license the right to use our software products on a non-exclusive basis. We grant to third parties rights in our intellectual property that allow them to market certain of our products on a non-exclusive or limited-scope exclusive basis for a particular application of the product or to a particular geographic area.

While we believe that our intellectual property as a whole is valuable and our ability to maintain and protect our intellectual property rights is important to our success, we also believe that our business as a whole is not materially dependent on any particular trademark, license, or other intellectual property right.

Corporate History

Intellinetics is a Nevada holding company incorporated in 1997, with two wholly-owned subsidiaries: (i) Intellinetics Ohio and (ii) Graphic Sciences. Intellinetics Ohio was incorporated in 1996, and on February 10, 2012, Intellinetics Ohio became the sole operating subsidiary of Intellinetics as a result of a reverse merger and recapitalization. On March 2, 2020, Intellinetics purchased Graphic Sciences, Inc.

Corporate Information

Our principal executive offices are located at 2190 Dividend Drive, Columbus, Ohio 43228. Our website is located at www.intellinetics.com and our telephone number is 614-921-8170. Information found on, or accessible through, our website is not a part of, and is not incorporated into, this prospectus supplement, and you should not consider it part of the prospectus supplement.

S-4

THE OFFERING

Common stock offered:	778,816 shares of our common stock (at an assumed offering price of $12.84 per share, which was the closing price of our common stock on NYSE American on May 23, 2025. The actual number of shares to be issued will vary depending on the sales price in this offering.

Total common stock outstanding before the offering:	4,314,458 shares of common stock.(1)

Common stock outstanding after the offering:	5,093,274 (1) assuming the sale of all of the shares of common stock being offered by us (at an assumed offering price of $12.84 per share, which was the closing price of our common stock on NYSE American on May 23, 2025). The actual number of shares to be issued will vary depending on the sales price in this offering and the number of shares sold.

Manner of offering	“At the market” offering that may be made from time to time on NYSE American or other market for our common stock in the US through our Sales Agent, Lucid Capital Markets, LLC. The Sales Agent will make all sales using commercially reasonable efforts consistent with its normal trading and sales practices, on mutually agreeable terms between the Sales Agent and us. See “Plan of Distribution.”

Use of proceeds	We will use the net proceeds from this offering for general corporate purposes. See “Use of Proceeds” on page 8.

Risk Factors	An investment in our shares of common stock is highly speculative and involves a number of risks. You should carefully consider the information contained in the “Risk Factors” section beginning on page 6 of this prospectus supplement, and elsewhere in this prospectus supplement and the base prospectus, and the information we incorporate by reference, before making your investment decision.

NYSE American symbol	Our common stock is listed on NYSE American under the symbol “INLX.”

(1) The number of shares of common stock to be outstanding after this offering is based on 4,314,458 shares of common stock outstanding on May 23, 2025, and the sale of up to 778,816 shares of our common stock at an assumed offering price of 12.84 per share, the last reported sale price of our common stock on the NYSE American on May 23, 2025. The number of shares of common stock excludes:

(a) 241,260 shares of common stock issuable upon the exercise of warrants outstanding as of May 23, 2025, with a weighted average exercise price of $5.36 per share;

(b) 368,411 shares of common stock issuable upon the exercise of stock options outstanding as of May 23, 2025, with a weighted average exercise price of $6.18 per share, in accordance with the Company’s employee and director equity compensation plans.

(c) an additional 245,701 shares of common stock reserved for future issuance in accordance with the Company’s employee and director equity compensation plans.

S-5

RISK FACTORS

Our business is influenced by many factors that are difficult to predict and that involve uncertainties that may materially affect operating results, cash flows, and financial condition. Before making an investment decision, you should carefully consider these risks described below and those set forth in the “Risk Factors” section of our most recent Annual Report on Form 10-K filed with the SEC, as revised or supplemented by our Quarterly Reports on Form 10-Q filed with the SEC since the filing of our most recent Annual Report on Form 10-K, all of which are incorporated by reference into this prospectus supplement. You should also carefully consider any other information we include or incorporate by reference in this prospectus supplement and the accompanying base prospectus. Each of the risks described in these sections and documents could materially and adversely affect our business, financial condition, results of operations and prospects, and could result in a partial or complete loss of your investment.

Risks Related to this Offering

Our management will have broad discretion over the use of the net proceeds from this offering, you may not agree with how we use the proceeds and the proceeds may not be invested successfully.

Our management will have broad discretion over the use of proceeds from this offering, and we could spend the proceeds from this offering in ways with which you may not agree or that do not yield a favorable return. We intend to use the net proceeds from this offering for debt repayment and general corporate purposes, which include, but are not limited to, repayment or prepayment of promissory notes issued by the Company to private investors with a maturity date of December 31, 2025; the continued targeted launch of our Payables Automation SaaS offering; research, development, and continuous improvement of our software products; facilities investments relating to our professional services business; and potential acquisition or investment in other companies, products or technologies that are complementary to the delivery of our mission. As of the date of this prospectus supplement, we cannot specify with certainty all of the particular uses of the proceeds from this offering. Accordingly, our management will have broad discretion as to the use of the net proceeds from this offering and could use them for purposes other than those contemplated at the time of commencement of this offering. Accordingly, you will be relying on the judgment of our management with regard to the use of these net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. It is possible that, pending their use, we may invest the net proceeds in a way that does not yield a favorable, or any, return for our company.

If you purchase shares of common stock in this offering, you will suffer immediate and substantial dilution in the book value of your investment.

The shares sold in this offering, if any, will be sold from time to time at various prices; however, the assumed public offering price of our common stock is substantially higher than the as-adjusted net tangible book value per share of our common stock. Therefore, investors purchasing shares of our common stock in this offering will pay a price per share that substantially exceeds the as adjusted net tangible book value per share after this offering. Assuming that an aggregate of 778,816 shares of our common stock are sold at an assumed public offering price of $12.84 per share, the last reported sale price of our common stock on the NYSE American stock exchange on May 23, 2025, for aggregate gross proceeds of approximately $10,000,000, and after deducting commissions and estimated offering expenses payable by us, new investors in this offering will experience immediate dilution of $10.67 per share, representing the difference between the assumed public offering price and our as-adjusted net tangible book value per share after giving effect to this offering. See “Dilution” on page S-8.

The common stock offered hereby will be sold in “at the market” offerings, and investors who buy shares at different times will likely pay different prices.

Investors who purchase shares of common stock in this offering at different times will likely pay different prices. As a result, investors may experience different outcomes in their investment results. We will have discretion, subject to market demand, to vary the timing, prices and numbers of shares sold. Investors may experience a decline in the value of their shares as a result of share sales made at prices lower than the prices they paid.

S-6

The actual number of shares of common stock we will issue under the ATM Agreement, at any one time or in total, or the gross proceeds from those sales, is uncertain.

Subject to certain limitations in the ATM Agreement and compliance with applicable law, we have the discretion to deliver a sales notice to the Sales Agent at any time throughout the term of the ATM Agreement. The number of shares that are sold by the Sales Agent after we deliver a sales notice will fluctuate based on the market price of our common stock during the sales period and limits we set with the Sales Agent. Because the price per share of each share sold will fluctuate based on the market price of our common stock during the sales period, it is not possible at this stage to predict the number of shares that will be ultimately issued or the gross proceeds we will receive in connection with those sales.

Sales of a significant number of shares of our common stock in the public markets, or the perception that such sales could occur, could cause our stock price to decline.

Sales of a substantial number of shares of our common stock in the public markets, or the perception that such sales could occur, could depress the market price of our common stock and impair our ability to raise capital through the sale of additional equity securities. It is possible that we could issue and sell additional shares of our common stock in the public markets. Furthermore, if our existing stockholders sell a large number of shares of our common stock, or the public market perceives that existing stockholders might sell shares of common stock, the market price of our common stock could decline significantly. Sales of substantial amounts of shares of our common stock in the public market by our executive officers, directors, 5% or greater stockholders or other stockholders, or the prospect of such sales, could adversely affect the market price of our common stock. We cannot predict the effect that future sales of our common stock would have on the market price of our common stock.

As of May 23, 2025, 4,314,458 shares of our common stock were issued and outstanding, 241,260 shares of common stock are issuable upon the exercise of warrants outstanding, and 368,411 shares of common stock are issuable upon the exercise of options outstanding. To the extent that option holders exercise outstanding options, there may be further dilution and the sales of shares issued upon such exercises could cause our stock price to drop further.

A large number of shares may be sold in the market following this offering, which may depress the market price of our common stock.

Sales of a substantial number of shares of our common stock in the public market following this offering could cause the market price of our common stock to decline. If there are more shares of common stock offered for sale than buyers are willing to purchase, then the market price of our common stock may decline to a market price at which buyers are willing to purchase the offered shares of common stock and sellers remain willing to sell the shares. All of the shares sold in this offering will be freely tradable without restriction or further registration under the Securities Act.

Because we do not intend to declare cash dividends on our shares of common stock in the foreseeable future, stockholders must rely on appreciation of the value of our common stock for any return on their investment.

We have never declared or paid cash dividends on our common stock. We currently anticipate that we will retain future earnings for the development, operation and expansion of our business and do not anticipate declaring or paying any cash dividends in the foreseeable future. In addition, the terms of any future debt agreements may preclude us from paying dividends. As a result, we expect that only appreciation of the price of our common stock, if any, will provide a return to investors in this offering for the foreseeable future.

Our common stock may be affected by limited trading volume and may fluctuate significantly.

Our common stock is traded on the NYSE American stock exchange. Although an active trading market has developed for our common stock, there can be no assurance that an active trading market for our common stock will be sustained. Failure to maintain an active trading market for our common stock may adversely affect our shareholders’ ability to sell our common stock in short time periods, or at all. Our common stock has experienced, and may experience in the future, significant price and volume fluctuations, which could adversely affect the market price of our common stock.

S-7

USE OF PROCEEDS

After giving effect to the sale of the maximum number of shares of our Common Stock under this prospectus supplement, we estimate that the maximum potential net proceeds we will receive will be approximately $9,620,000, after deducting the agent’s fees and estimated offering expenses. However, we cannot guarantee if or when these net proceeds will be received. The amount of proceeds from this offering will depend upon the number of shares of our common stock sold and the market price at which they are sold. There can be no assurance that we will be able to sell any shares under or fully utilize the ATM Agreement with the Sales Agent as a source of financing.

We intend to use the net proceeds for debt repayment and general corporate purposes in furtherance of the delivery and, where possible, acceleration, of our strategic objectives, which include, but are not limited to:

●	Repayment or prepayment of approximately $1.3 million of promissory notes issued by the Company to private investors with a maturity date of December 31, 2025, approximately $520,000 of which are held by affiliates of the Company, Michael N. Taglich, Chairman of the Board and owner of more than 10% beneficial ownership in the Company, and Robert F. Taglich, owner of more than 10% beneficial ownership in the Company;

●	Continued targeted launch of our Payables Automation SaaS offering;

●	Research, development, and continuous improvement of our software products;

●	Facilities investments relating to our professional services business; and

●	Potential strategic acquisition of other companies, products or technologies that are complementary to the delivery of our mission.

We have not determined the amount of net proceeds to be used specifically for such purposes and, as a result, management will retain broad discretion over the allocation of net proceeds. The occurrence of unforeseen events or changed business conditions could result in the application of the net proceeds from this offering in a manner other than as described in this prospectus supplement. Pending the use of any net proceeds, we expect to invest the net proceeds in interest-bearing, marketable securities.

CAPITALIZATION

The following table sets forth our capitalization as of March 31, 2025:

●	On an actual basis; and

●	on an as adjusted basis to give effect to the receipt of estimated net proceeds of $9,620,000 assuming the sale of 778,816 shares of our common stock (at an assumed offering price of $12.84 per share, which was the closing price of our common stock on NYSE American on May 23, 2025), after deducting the estimated commissions and estimated offering expenses payable by us as described under “Use of Proceeds.”

You should read this table together with the information contained in this prospectus supplement and the accompanying base prospectus and the information incorporated by reference from our Quarterly Report on Form 10-Q for the quarter ended March 31, 2025 and our Annual Report on Form 10-K for the year ended December 31, 2024, including the historical financial statements and related notes included in each of those reports.

	As of March 31, 2025 (1) (unaudited)
	Actual	As Adjusted
Cash, cash equivalents and short-term investments	$2,138,243	$11,773,243

Total Liabilities	7,606,373	7,606,373

Stockholders’ equity:
Common stock, $0.001 par value, 25,000,000 shares authorized and 4,260,929 shares issued and outstanding, actual; and 5,039,745 shares issued and outstanding, as adjusted	4,261	5,040
Additional paid-in capital	32,722,183	42,341,404
Accumulated deficit	(22,368,803)	(22,368,803)
Total stockholders’ equity	10,357,641	19,977,641

Total liabilities and stockholder’s equity	$17,964,014	$27,584,014

(1) The number of our shares of common stock outstanding is based on 4,260,929 shares of common stock outstanding as of March 31, 2025, and excludes, as of March 31, 2025, the following:

●	241,260 shares of common stock issuable upon the exercise of warrants outstanding as of March 31, 2025 with a weighted average exercise price of $5.36 per share; and

●	368,411 shares of common stock issuable upon the exercise of options outstanding as of March 31, 2025 with a weighted average exercise price of $6.18 per share.

DILUTION

If you invest in our common stock, your interest will be diluted immediately to the extent of the difference between the public offering price per share and the adjusted net tangible book value per share of our common stock after this offering.

The net tangible book value of our common stock as of March 31, 2025, was approximately $1,296,368 or approximately $0.30 per share. Net tangible book value per share represents the amount of our total tangible assets, excluding goodwill and intangible assets, less total liabilities, divided by the total number of shares of our common stock outstanding. Dilution per share to new investors represents the difference between the amount per share paid by purchasers for each share of common stock in this offering and the net tangible book value per share of our common stock immediately following the completion of this offering.

S-8

After giving effect to the sale of up to a maximum aggregate amount of 778,816 shares of common stock, at an assumed offering price of $12.84 per share, which was the closing price of our common stock on NYSE American on May 23, 2025, and after deducting estimated commissions and estimated offering expenses, our as-adjusted net tangible book value as of March 31, 2025 would have been approximately $10,916,368 or approximately $2.17 per share. This represents an immediate increase in net tangible book value of approximately $1.86 per share to our existing stockholders and an immediate dilution in as-adjusted net tangible book value of approximately $10.67 per share to purchasers of our common stock in this offering, as illustrated by the following table:

Offering price per share	$12.84
Net tangible book value per share as of March 31, 2025	$0.30
Increase per share attributable to this offering	$1.86
As-adjusted net tangible book value per share as of March 31, 2021, after giving effect to this offering	$2.17
Dilution per share to new investors participating in this offering	$10.67

The table above is based on 4,260,929 shares of common stock outstanding as of March 31, 2025, and excludes, as of March 31, 2025:

●	241,260 shares of common stock issuable upon the exercise of warrants outstanding as of March 31, 2025 with a weighted average exercise price of $5.36 per share; and
●	368,411 shares of common stock issuable upon the exercise of options outstanding as of March 31, 2025 with a weighted average exercise price of $6.18 per share.

To the extent that after March 31, 2025, any outstanding warrants or stock options were or are exercised, or we otherwise issued or issue additional shares of common stock in the future at prices per share below the price per share for any shares sold in this offering, there will be further dilution to new investors.

Each $1.00 increase (decrease) in the assumed public offering price of $12.84 per share, which was the last reported sale price of our common stock on NYSE American on May 23, 2025, assuming the number of shares of common stock offered by us remains the same, would increase our as-adjusted net tangible book value per share after this offering by approximately $0.15 per share, and increase the dilution per share to new investors by approximately $0.85 per share, after deducting the estimated underwriting discounts and commissions and estimated offering expenses payable by us. The information discussed above is illustrative only and will adjust based on the actual number of shares that are sold in this offering and the prices at which such sales are made.

DESCRIPTION OF COMMON STOCK

We are offering up to $10,000,000 of shares of our common stock. As of May 23, 2025, our authorized capital stock consisted of 25,000,000 shares of common stock, par value $0.001 per share, of which 4,314,458 shares were issued and outstanding.

The authorized and unissued shares of common stock are available for issuance without further action by our stockholders, unless such action is required by applicable law or the rules of any stock exchange on which our securities may be listed. A description of the common stock we are offering pursuant to this prospectus supplement is set forth under the heading “Descriptions of the Securities We May Offer,” starting on page 9 of the accompanying base prospectus.

PLAN OF DISTRIBUTION

We have entered into an ATM Agreement with the Sales Agent pursuant to which we may offer and sell shares of our common stock having an aggregate offering price of up to $10,000,000 from time to time through the Sales Agent pursuant to this prospectus supplement and the accompanying prospectus. Sales of our common stock, if any, under this prospectus supplement and the accompanying prospectus may be made in sales deemed to be “at the market offerings” as defined in Rule 415 under the Securities Act, including sales made directly on or through NYSE American, the existing trading market for our common stock. Under the ATM Agreement, sales of our common stock may also be made to or through a market maker other than on an exchange or otherwise, directly to the Sales Agent as principal, in negotiated transactions at market prices prevailing at the time of sale or at prices related to such prevailing market prices, and/or in any other method permitted by law, and in each case may be deemed to be “at the market offerings.” If we and the Sales Agent agree on a method of distribution other than sales of shares of our common stock on or through NYSE American or another existing U.S. trading market at market prices, we will file a further prospectus supplement providing all information about such offering as required by Rule 424(b) under the Securities Act.

S-9

During the term of the ATM Agreement, we may deliver a sales notice to the Sales Agent specifying the amount of common stock to be sold, the minimum price below which sales can not be made, and the length of the selling period. Upon receipt of a sales notice from us, and subject to the terms and conditions of the ATM Agreement, the Sales Agent agrees to use its commercially reasonable efforts consistent with its normal trading and sales practices and applicable law and regulations to sell the shares of our common stock on such terms. We or the Sales Agent may suspend the offering of our common stock at any time upon proper notice to the other.

Settlement for sales of our common stock will occur at 10:00 a.m. (New York City time) on the first trading day following the date any sales were made, unless we otherwise agree with the Sales Agent. The obligation of the Sales Agent under the ATM Agreement to sell shares of our common stock pursuant to any sales notice is subject to a number of conditions, which the Sales Agent may waive in its sole discretion. Sales of our common stock as contemplated in this prospectus supplement and the accompanying prospectus will be settled through the facilities of The Depository Trust Company or by such other means as we and Sales Agent may agree upon. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

We will pay the Sales Agent a commission equal to 3.0% of the gross sales price of the shares of our common stock that the Sales Agent sells pursuant to the ATM Agreement. Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. Pursuant to the ATM Agreement, we have also agreed to reimburse the Sales Agent for the fees and disbursements of its legal counsel in an amount not to exceed $60,000. In addition, we have agreed to reimburse the Sales Agent for the fees and disbursements of its legal counsel in connection with the Sales Agent’s ongoing diligence, drafting and other filing requirements arising from this offering in an amount not to exceed $2,500 in the aggregate per calendar quarter. We estimate that the total expenses for the offering, excluding commission payable to the Sales Agent under the terms of the ATM Agreement, will be approximately $80,000. We will report at least quarterly the number of shares of our common stock sold through the Sales Agent under the ATM Agreement and the net proceeds to us in connection with such sales of our common stock.

In connection with the sale of the common stock on our behalf, the Sales Agent may be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation of the Sales Agent may be deemed to be underwriting commissions or discounts. We have agreed to provide indemnification and contribution to the Sales Agent against certain civil liabilities, including liabilities under the Securities Act.

The sales agent and its affiliates may in the future provide various investment banking and other financial services for us and our affiliates, for which services it may in the future receive customary fees.

To the extent required by Regulation M, the Sales Agent will not engage in any market making activities involving our shares of common stock while the offering is ongoing under this prospectus supplement.

The offering of our common stock pursuant to the ATM Agreement will terminate upon the earlier of the termination of the ATM Agreement as provided therein and the expiration of the registration statement of which this prospectus supplement and the accompanying prospectus form a part.

This is a brief summary of the material provisions of the ATM Agreement and does not purport to be a complete statement of its terms and conditions. We are filing a copy of the ATM Agreement with the Securities and Exchange Commission on a Current Report on Form 8-K concurrently with the filing of this prospectus supplement.

S-10

INCORPORATION OF DOCUMENTS BY REFERENCE

The Registrant incorporates by reference in this Registration Statement the following documents filed by the Registrant with the Securities and Exchange Commission (the “SEC”) (other than information that is furnished to but not filed with the SEC in those documents), pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”):

(1)	the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the SEC on March 24, 2025;
(2)	the Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2025, filed with the SEC on May 13, 2025;
(3)	the Registrant’s Current Reports on Form 8-K filed with the SEC on May 12, 2025; April 3, 2025; and February 20, 2025;
(4)	the information included in the Registrant’s definitive proxy statement on Schedule 14A for the 2025 Annual Meeting of Stockholders, as filed with the Commission on April 30, 2025, to the extent incorporated by reference into Part III of the Annual Report on Form 10-K for the fiscal year ended December 31, 2024;
(5)	All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act, since the end of the fiscal year covered by the Annual Report referred to in (a) above; and
(6)	the description of the Registrant’s Common Stock contained in Registrant’s registration statement on Form 10-SB filed with the SEC on October 2, 2000, as the description therein has been updated and superseded by the description of the registrant’s capital stock contained in Exhibit 4.2 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023, as filed with the SEC on March 27, 2024, and including any amendments or reports filed with the SEC for the purpose of updating such descriptions.

All documents filed by the Registrant with the SEC pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act on or after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold (other than information that is furnished to but not filed with the SEC in those documents) shall be deemed to be incorporated by reference in this Registration Statement from the date of filing of such documents.

Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement. Any Current Report on Form 8-K that is furnished to the SEC but not filed with the SEC is not deemed incorporated by reference into this Registration Statement.

You may access these filings on our website at www.intellinetics.com. The information on our website is not incorporated by reference and is not considered part of this prospectus. Also, upon written or oral request, at no cost we will provide to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the information that has been incorporated by reference in the prospectus but not delivered with the prospectus. Inquiries should be directed to:

INTELLINETICS, INC.

2190 Dividend Dr.

Columbus, Ohio 43228

Attn: Chief Financial Officer

614-921-8170

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AVAILABLE INFORMATION

This prospectus supplement and accompanying base prospectus is part of a Registration Statement on Form S-3 we have filed with the SEC. We have not included in this prospectus all of the information contained in the Registration Statement, and you should refer to our Registration Statement and its exhibits for further information. You can obtain a copy of the Registration Statement, including the exhibits filed with it, from the SEC as indicated below.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our filings are available to the public at the website maintained by the SEC at www.sec.gov.

We also make available our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and amendments to those reports, on or through our website located at ir.intellinetics.com/sec-filings, as soon as reasonably practicable after we electronically file them with or furnish them to the SEC. The contents of and the information on or accessible through our corporate website and our investor relations website are not a part of, and are not incorporated into, this prospectus and the accompanying prospectus or any report or document we file with or furnish to the SEC, and any references to these websites are intended to be an inactive textual references only.

LEGAL MATTERS

The validity of our common stock offered hereby will be passed upon for us by McDonald Carano LLP, Reno, Nevada. The Sales Agent is being represented by Sichenzia Ross Ference Carmel LLP, New York, New York.

EXPERTS

The consolidated financial statements of Intellinetics, Inc. (the Company) as of and for the years ended December 31, 2024 and 2023 incorporated by reference in this prospectus have been so incorporated in reliance on the report of GBQ Partners, LLC, independent auditors, given on the authority of said firm as experts in auditing and accounting.

S-12

PROSPECTUS

INTELLINETICS, INC.

$12,869,040

Common Stock

Warrants

Units

We may, from time to time in one or more offerings, offer and sell any combination of common stock, warrants, or units consisting of a combination of the foregoing securities having a maximum aggregate offering price of $12,869,040. When we decide to sell a particular class or series of securities, we will provide specific terms of the offered securities in a prospectus supplement.

The prospectus supplement may also add, update or change information contained in or incorporated by reference into this prospectus. However, no prospectus supplement shall offer a security that is not registered and described in this prospectus at the time of its effectiveness. You should read this prospectus and any prospectus supplement, as well as the documents incorporated by reference or deemed to be incorporated by reference into this prospectus, carefully before you invest. This prospectus may not be used to offer or sell our securities unless accompanied by a prospectus supplement relating to the offered securities. To the extent there is a conflict between the information contained in this prospectus, on the one hand, and the information contained in any prospectus supplement, on the other hand, you should rely on the information in the prospectus supplement. You should read this prospectus and any applicable prospectus supplement together with additional information described under the headings “Where You Can Find More Information” and “Information Incorporated By Reference” before making your investment decision.

These securities may be sold directly by us, through dealers or agents designated from time to time, to or through underwriters or through a combination of these methods. See “Plan of Distribution” in this prospectus. We may also describe the plan of distribution for any particular offering of our securities in a prospectus supplement. If any agents, underwriters or dealers are involved in the sale of any securities in respect of which this prospectus is being delivered, we will disclose their names and the nature of our arrangements with them in a prospectus supplement. The net proceeds we expect to receive from any such sale will also be included in a prospectus supplement.

Our common stock is traded on the NYSE American stock exchange under the symbol “INLX.” The closing price of our common stock on NYSE American on April 10, 2025, was $14.38 per share.

As of April 10, 2025, the aggregate market value of our outstanding common equity held by non-affiliates, or public float, was $38,607,122, based on 4,314,458 shares of common stock outstanding as of April 10, 2025, of which 2,684,779 shares were held by non-affiliates, and a per share price of $14.38 based on the closing sale price of such common stock on April 10, 2025 (prior to the date of filing). Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell securities pursuant to this prospectus with a value of more than one-third of the aggregate market value of our common stock held by non-affiliates in any twelve-month period, so long as the aggregate market value of our common stock held by non-affiliates is less than $75,000,000. We have not offered any securities pursuant to General Instruction I.B.6 of Form S-3 during the twelve calendar months prior to and including the date of this prospectus.

Investing in our securities involves a high degree of risk. See the sections entitled “Risk Factors” included in our most recent Annual Report on Form 10-K and in any subsequent Quarterly Report on Form 10-Q, which are incorporated by reference into this prospectus, as well as in any prospectus supplement related to a specific offering we make pursuant to this prospectus. You should carefully read this entire prospectus together with any related prospectus supplement and the information incorporated by reference into both before you make your investment decision.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This prospectus may not be used to sell securities unless accompanied by a prospectus supplement.

The date of this prospectus is April 16, 2025.

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ABOUT THIS PROSPECTUS

This prospectus is part of a Registration Statement that we filed with the Securities and Exchange Commission (“SEC”) using a “shelf” registration process. Under this shelf registration process, we may offer from time to time securities having a maximum aggregate offering price of $12,869,040. Each time we offer securities, we will prepare and file with the SEC a prospectus supplement that describes the specific amounts, prices and terms of the securities we offer. The prospectus supplement also may add, update or change information contained in this prospectus or the documents incorporated herein by reference. You should read carefully both this prospectus and any prospectus supplement together with additional information described below under the caption “Where You Can Find More Information.”

This prospectus does not contain all the information provided in the Registration Statement we filed with the SEC. For further information about us or our securities offered hereby, you should refer to that Registration Statement, which you can obtain from the SEC as described below under “Where You Can Find More Information.”

You should rely only on the information contained or incorporated by reference in this prospectus or any prospectus supplement. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus is not an offer to sell securities, and it is not soliciting an offer to buy securities, in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus or any prospectus supplement, as well as information we have previously filed with the SEC and incorporated by reference, is accurate as of the date of those documents only. Our business, financial condition, results of operations and prospects may have changed since those dates.

The SEC allows us to incorporate by reference information that we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. You should rely only on the information incorporated by reference or set forth in this prospectus or any prospectus supplement.

We may sell securities through underwriters or dealers, through agents, directly to purchasers or through any combination of these methods. We and our agents reserve the sole right to accept or reject in whole or in part any proposed purchase of securities. The prospectus supplement, which we will prepare and file with the SEC each time we offer securities, will set forth the names of any underwriters, agents or others involved in the sale of securities, and any applicable fee, commission or discount arrangements with them. See “Plan of Distribution.”

As used in this prospectus, the terms “Intellinetics,” the “Registrant,” “Company,” “we,” “our” and similar terms refer to Intellinetics, Inc., a Nevada corporation, and its subsidiaries, unless the context indicates otherwise. “Intellinetics Ohio” refers to Intellinetics, Inc., an Ohio corporation and a wholly-owned subsidiary of the Registrant, unless the context indicates otherwise. “Graphic Sciences” refers to Graphic Sciences, Inc., a Michigan corporation and a wholly-owned subsidiary of the Registrant, unless the context indicates otherwise.

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SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Statements in this prospectus and in the documents incorporated by reference in this prospectus contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. Any statements contained herein, other than statements of historical fact, including statements regarding the progress and timing of our product development programs; our future opportunities; our business strategy, future operations, anticipated financial position, future revenues and projected costs; our management’s prospects, plans and objectives; and any other statements about our management’s future expectations, beliefs, goals, plans or prospects constitute forward-looking statements. Examples of such statements are those that include words such as “may,” “could,” “should,” “would,” “will,” “project,” “intend,” “continue,” “believe,” “anticipate,” “estimate,” “forecast,” “expect,” “plan,” “potential,” “opportunity,” “scheduled,” “goal,” “target,” and “future,” and variations thereof. However, the words cited as examples in the preceding sentence are not intended to be exhaustive and any statements contained in this prospectus regarding matters that are not historical facts may also constitute forward-looking statements. Examples of forward-looking statements include, among other things, statements about the following:

●	the effects on our business, financial condition and results of operations of current and future economic, business, market and regulatory conditions, including the current global inflation, economic instability, and other economic and market conditions, and their effects on our customers and their capital spending and ability to finance purchases of our products, services, technologies and systems;

●	our prospects, including our future business, revenues, recurring revenues, expenses, net income, earnings per share, margins, profitability, cash flow, cash position, liquidity, financial condition and results of operations, backlog of orders and revenue, our targeted growth rate, our goals for future revenues and earnings, and our expectations about realizing the revenues in our backlog and in our sales pipeline;

●	our expectation that the shift from an offline to online world will continue to benefit our business;

●	our ability to integrate our recent acquisitions and any future acquisitions, grow their businesses and obtain the expected financial and operational benefits from those businesses;

●	the effects of fluctuations in sales on our business, revenues, expenses, net income, earnings per share, margins, profitability, cash flow, capital expenditures, liquidity, financial condition and results of operations;

●	our products, services, technologies and systems, including their quality and performance in absolute terms and as compared to competitive alternatives, their benefits to our customers and their ability to meet our customers’ requirements, and our ability to successfully develop and market new products, services, technologies and systems;

●	our markets, including our market position and our market share;

●	our ability to successfully develop, operate, grow and diversify our operations and businesses;

●	our business plans, strategies, goals and objectives, and our ability to successfully achieve them;

●	the sufficiency of our capital resources, including our cash and cash equivalents, funds generated from operations, availability credit and financing arrangements and other capital resources, to meet our future working capital, capital expenditure, lease and debt service and business growth needs;

●	the value of our assets and businesses, including the revenues, profits and cash flow they are capable of delivering in the future;

●	the amount and timing of revenue recognition from customer contracts with commitments for performance obligations, including our estimate of the remaining amount of commitments and when we expect to recognize revenues;

●	industry trends and customer preferences and the demand for our products, services, technologies and systems; and

●	the nature and intensity of our competition, and our ability to successfully compete in our markets.

Any forward-looking statements we make are based on our current plans, intentions, objectives, strategies, projections and expectations, as well as assumptions made by and information currently available to management. Forward-looking statements are not guarantees of future performance or events, but are subject to and qualified by substantial risks, uncertainties and other factors, which are difficult to predict and are often beyond our control. Forward-looking statements will be affected by assumptions and expectations we might make that do not materialize or that prove to be incorrect and by known and unknown risks, uncertainties and other factors that could cause actual results to differ materially from those expressed, anticipated or implied by such forward-looking statements. These risks, uncertainties and other factors include, but are not limited to, those described in “Risk Factors” as well as other risks, uncertainties and factors discussed in our most recent annual report on Form 10-K and our quarterly reports on Form 10-Q and from time to time in our other filings with the SEC. In light of these risks and uncertainties, you are cautioned not to place undue reliance on any forward-looking statements that we make.

Any forward-looking statements contained in this report speak only as of the date of this prospectus, and any other forward-looking statements we make from time to time in the future speak only as of the date they are made. We undertake no duty or obligation to update or revise any forward-looking statement or to publicly disclose any update or revision for any reason, whether as a result of changes in our expectations or the underlying assumptions, the receipt of new information, the occurrence of future or unanticipated events, circumstances or conditions or otherwise.

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PROSPECTUS SUMMARY

The prospectus summary highlights selected information contained elsewhere in this prospectus or in documents incorporated by reference and does not contain all of the information you should consider before investing in our securities. Before deciding to invest in our securities, you should read this entire prospectus, any prospectus supplement, including the discussion of “Risk Factors” and the documents incorporated by reference into this prospectus.

THE OFFERING

This prospectus is part of a registration statement that we filed with the SEC utilizing a shelf registration process. Under this shelf registration process, we may sell any combination of:

●	common stock;
●	warrants to purchase common stock; and/or
●	units consisting of one or more of the foregoing,

in one or more offerings up to a total dollar amount of $12,869,040. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that specific offering and include a discussion of any risk factors or other special considerations that apply to those securities. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with the additional information described under the heading “Where You Can Find More Information.”

OUR COMPANY

Company Overview

We are a document services and software solutions company serving both the small-to-medium business and governmental sectors with their digital transformation and process automation initiatives. Our digital transformation products and services are provided through two reporting segments: Document Management and Document Conversion. Our solutions create value for customers by making it easy to connect business-critical documents to the people who need them by making those documents easy to find and access, while also being secure and compliant with the customers’ audit requirements. Solutions are sold both directly to end-users and through resellers.

Our Document Management segment consists primarily of solutions involving our software platform, allowing customers to capture and manage their documents across operations such as scanned hard-copy documents and digital documents including those from Microsoft Office, digital images, audio, video and emails. Our software platforms include a) IntelliCloud™ Payables Automation Solutions, b) IntelliCloud™ content management, and c) YellowFolder™, a specialized content management software solution for the K-12 education market. These platforms reflect our focus, and the market’s focus, on growth via cloud-based content management and process automation. Our Document Management business also generates software-related professional services that include installation, integration, training, and consulting services, as well as ongoing software maintenance and customer support.

Our Document Conversion segment provides assistance to customers as a part of their overall document strategy to convert documents from one medium to another, predominantly paper to digital, including migration to our software solutions, as well as micrographics conversions and long-term storage and retrieval services. We convert images from paper to digital, paper to microfilm, microfiche to microfilm, and micrographics to digital for businesses and state, county, and municipal governments. Our Document Conversion business also provides its clients with long-term paper and microfilm storage and retrieval options.

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We operate a U.S.-based business with approximately 79.9% of our revenues resulting from state and local government contracts, including K-12 school districts, complemented by our diverse set of document management software solutions and services. We hold or compete for leading positions regionally in select markets and attribute this leadership to several factors including the strength of our brand name and reputation, our comprehensive offering of innovative solutions, and the quality of our service support. Net growth in sales of software as a service in recent years reflects market demand for these solutions over traditional sales of on-premise software. We expect to continue to benefit from our select niche leadership market positions, innovative product offerings, growing customer base, and the impact of our increased spending in sales and marketing programs. Examples of these programs include identifying and investing in growth and expanded market penetration opportunities, more effective products and services pricing strategies, demonstrating superior value to customers, increasing our sales force effectiveness through improved guidance and measurement, and continuing to optimize our lead generation and lead nurturing processes.

Software Development and Intellectual Property

We design, develop, test, market, license, and support new software products and enhancements of current products. We continuously monitor our software products and enhancements to remain compatible with standard platforms and file formats.

Our software and most of the underlying technologies are built on a Microsoft.Net framework. We rely on a combination of copyright, trademark laws, non-disclosure agreements and other contractual provisions to establish and maintain our proprietary intellectual property rights.

Customers license the right to use our software products on a non-exclusive basis. We grant to third parties rights in our intellectual property that allow them to market certain of our products on a non-exclusive or limited-scope exclusive basis for a particular application of the product or to a particular geographic area.

While we believe that our intellectual property as a whole is valuable and our ability to maintain and protect our intellectual property rights is important to our success, we also believe that our business as a whole is not materially dependent on any particular trademark, license, or other intellectual property right.

Corporate History

Intellinetics is a Nevada holding company incorporated in 1997, with two wholly-owned subsidiaries: (i) Intellinetics Ohio and (ii) Graphic Sciences. Intellinetics Ohio was incorporated in 1996, and on February 10, 2012, Intellinetics Ohio became the sole operating subsidiary of Intellinetics as a result of a reverse merger and recapitalization. On March 2, 2020, Intellinetics purchased Graphic Sciences, Inc.

Corporate Information

Our principal executive offices are located at 2190 Dividend Drive, Columbus, Ohio 43228. Our website is located at www.intellinetics.com and our telephone number is 614-921-8170. Information found on, or accessible through, our website is not a part of, and is not incorporated into, this prospectus supplement, and you should not consider it part of the prospectus supplement.

Recent Developments

Our Document Conversion segment has significant customer concentration with the State of Michigan. Graphic Sciences’ initial form of the current contract with the State of Michigan was won in 2007 and currently is in its extension period beyond the five years from June 1, 2018 to May 30, 2023, which extended the contract to May 30, 2025. We are currently participating in a competitive bidding process to renew this contract as of the date of this prospectus.

RISK FACTORS

Our business is influenced by many factors that are difficult to predict and that involve uncertainties that may materially affect operating results, cash flows, and financial condition. Before making an investment decision, you should carefully consider these risks, including those set forth in the “Risk Factors” section of our most recent Annual Report on Form 10-K filed with the SEC, as revised or supplemented by our Quarterly Reports on Form 10-Q filed with the SEC since the filing of our most recent Annual Report on Form 10-K, all of which are incorporated by reference into this prospectus. You should also carefully consider any other information we include or incorporate by reference in this prospectus or include in any applicable prospectus supplement. Each of the risks described in these sections and documents could materially and adversely affect our business, financial condition, results of operations and prospects, and could result in a partial or complete loss of your investment.

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USE OF PROCEEDS

Except as otherwise stated in the applicable prospectus supplement, we intend to use the net proceeds from the sale of the securities covered by this prospectus for debt repayment and general corporate purposes, which may include, but are not limited to, prepayments of principal on our existing debt due in December of 2025, working capital needs, capital expenditures, software development expenditures, new software offering launch, increased sales and marketing expenses, office and warehouse leasing costs, and new server assets or server leases. The precise amount, use and timing of the application of such proceeds will depend upon our funding requirements and the availability and cost of other capital. Additional information on the use of net proceeds from an offering of securities covered by this prospectus may be set forth in the prospectus supplement relating to the specific offering.

DESCRIPTION OF SECURITIES

The descriptions of the securities contained in this prospectus summarize the material terms and provisions of the various types of securities that we may offer. These descriptions are not meant to be complete. We will describe in the applicable prospectus supplement relating to any securities the particular terms of the securities offered by that prospectus supplement. The accompanying prospectus supplement may add, update or change the terms and conditions of the securities as described in this prospectus. We will also include information in the prospectus supplement, where applicable, about material United States federal income tax considerations relating to the securities, and the securities exchange, if any, on which the securities will be listed.

We may offer and sell from time to time, in one or more primary offerings:

●	common stock;
●	warrants to purchase common stock; and/or
●	units consisting of one or more of the foregoing,

This prospectus may not be used to consummate a sale of securities unless it is accompanied by a prospectus supplement.

Common Stock

The following is a description of the general terms of our common stock and of certain provisions of our Articles of Incorporation, as amended, which we refer to as our articles, and of our Bylaws, as amended, which we refer to as our bylaws. This description is a summary only and not meant to be complete, but is qualified in its entirety by reference to the relevant provisions of the Nevada Revised Statutes, and to our articles and to our bylaws. For more detailed information, you should refer to our articles and our bylaws, which we have filed with the SEC and are available as described below under “Where You Can Find More Information,” and the Nevada Revised Statutes.

General. Under our articles, we are authorized to issue 25,000,000 shares of common stock, par value $0.001 per share. As of April 10, 2025, 4,314,458 shares of common stock were issued and outstanding, and an additional 855,372 shares of common stock were reserved for issuance pursuant to our employee and director incentive compensation plans and outstanding warrants. The authorized and unissued shares of common stock are available for issuance without further action by our stockholders, unless such action is required by applicable law, the NYSE American stock exchange, or the rules of any other stock exchange on which our securities may be listed. Unless approval of our stockholders is so required, our board will not seek stockholder approval for the issuance and sale of our common stock.

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Voting Rights, Dividends and Other Rights. The holders of our common stock are entitled to one vote for each share in the election of directors and on all other matters submitted to a vote of the stockholders. The holders of our common stock do not have cumulative voting rights in the election of directors or any preemptive rights to purchase or subscribe for our securities. Our common stock is not convertible into any other securities and is not subject to redemption by us. All outstanding shares of our common stock are, and any additional shares of our common stock that we may issue under this prospectus will, upon issuance, be fully paid and non-assessable.

The holders of our common stock are entitled to receive ratably such dividends and other distributions, if any, as may be declared from time to time by our board out of funds legally available for that purpose; however, our current policy is to retain earnings, if any, for operations and growth.

In the event of the liquidation, dissolution or winding-up of our affairs, the holders of our common stock will be entitled to share ratably in our net assets that are remaining after payment or provision for payment of all of our debts and obligations.

Listing. Our common stock is listed on the NYSE American stock exchange under the symbol “INLX.”

Transfer Agent and Registrar. The transfer agent and registrar for our common stock is Standard Transfer Company. Its address is 440 East 400 South Suite 200, Salt Lake City, Utah 84111, and its telephone number is (801) 571-8844.

Effect of Nevada Law. As a Nevada corporation, we are subject to the provisions of the Nevada Revised Statutes, some of which have an anti-takeover effect.

Control Share Act. For example, Sections 78.378 to 78.3793 of the Nevada Revised Statutes, which are referred to as the Control Share Act, restrict the ability of individuals and groups who acquire one-fifth or more of the voting shares of an “Issuing Corporation” as such term is defined in the Control Share Act, from exercising the voting rights of the acquired shares, absent required stockholder approval of the share acquisition transaction or an opt out election by the corporation. To avoid the voting restriction, the acquisition of a controlling interest must be approved by both (a) the holders of a majority of the voting power of the corporation, and (b) if the acquisition would adversely alter or change any preference or any relative or other right given to any other class or series of outstanding shares, the holders of the majority of each class or series affected, excluding those shares as to which any interested stockholder exercises voting rights, and the approval must specifically include the conferral of such voting rights. Although we have not opted out of this statute, a corporation alternatively may expressly elect not to be governed by the provisions in either its articles of incorporation or its bylaws. Additionally, in the face of a potential control share transaction, a corporation, if it has not opted out of the statutory provisions, may opt out of the Control Share Act by amending its articles of incorporation or its bylaws prior to the 10th day following the acquisition of a controlling interest by an acquiring person.

The Control Share Act is applicable only to shares of an “Issuing Corporation” as defined in Chapter 78 of the Nevada Revised Statutes. An “Issuing Corporation” is a Nevada corporation which (i) has 200 or more stockholders, with at least 100 of whom have had addresses in Nevada appearing on the stock ledger of the corporation, and (ii) does business in Nevada directly or through an affiliated corporation.

At this time, we do not believe we have 100 stockholders of record with an address in Nevada and we do not conduct business in Nevada directly. Therefore, the provisions of the Control Share Act are believed not to apply to acquisitions of our shares and will not until such time as these requirements have been met. At such time as they may apply, the provisions of the Control Share Act may discourage companies or persons interested in acquiring a significant interest in or control of us, regardless of whether such acquisition may be in the interest of our stockholders.

Business Combination Act. We are also subject to Sections 78.411 to 78.444 of the Nevada Revised Statutes, which are referred to as the Business Combination Act. This statute is designed to limit acquirers of voting stock of a corporation from effecting a business combination without the consent of the stockholders or board of directors. The statute generally provides that “Interested Stockholders” of a Nevada corporation with at least 200 stockholders of record cannot engage in specified business combinations with a Nevada corporation for a period of two years after the date on which the person became an “Interested Stockholder,” unless (a) the business combination or the transaction by which the person first became an interested stockholder was approved by the Nevada corporation’s board of directors before the person first became an interested stockholder, or (b) the combination is approved by the board and, at or after that time, the combination is approved at an annual or special meeting of the stockholders by the affirmative vote of 60% or more of the voting power of the disinterested stockholders. An “Interested Stockholder,” generally means any person who is: (a) the beneficial owner, directly or indirectly, or 10 percent or more of the voting power of the outstanding voting shares of the resident domestic corporation; or (b) an affiliate or associate of the resident domestic corporation and at any time within 2 years immediately before the date in question was the beneficial owner, directly or indirectly, of 10 percent or more of the voting power of the then-outstanding shares of the resident domestic corporation.

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The foregoing is a summary of certain provisions of Nevada law and does not purport to be complete and is qualified in its entirety by reference to the Nevada Revised Statutes.

Warrants

The following description, together with the additional information we may include in any applicable prospectus supplement, summarizes the general terms and provisions of the warrants that we may offer under this prospectus. While the terms summarized below may apply generally to any warrants that we may offer under this prospectus, we will describe the particular terms of any series of warrants in more detail in the applicable prospectus supplement. If we so indicate in the applicable prospectus supplement, the terms of any warrants offered under that prospectus supplement may differ from the terms described below.

As of April 10, 2025, the Company had warrants outstanding to purchase as follows:

●	95,500 shares of the Company’s common stock at an exercise price of $4.00 per share

●	109,560 shares of the Company’s common stock at an exercise price of $4.62 per share

●	16,000 shares of the Company’s common stock at an exercise price of $9.00 per share

●	17,200 shares of the Company’s common stock at an exercise price of $12.50 per share

●	3,000 shares of the Company’s common stock at an exercise price of $15.00 per share

The warrants will terminate on March 30, 2027.

These warrants have been incorporated by reference as Exhibits 4.2 through 4.7 to the registration statement that includes this prospectus.

The complete terms and provisions of any series of warrants that we may offer under this prospectus will be contained in the specific warrant agreements and warrant certificates applicable to that series along with any supplemental agreements and any other documents applicable to the series of warrants, and all of such documents will be filed with the SEC and incorporated by reference into the registration statement of which this prospectus is a part. The following summary of the material terms and provisions of warrants we may offer under this prospectus are subject to, and qualified in their entirety by reference to, all of the terms and provisions of the warrants agreements and warrant certificates and any supplemental agreements and any other documents applicable to a particular series of warrants that we may offer under this prospectus. We urge you to read the applicable prospectus supplement related to any series of warrants that we offer under this prospectus, as well as the warrant agreements and warrant certificates and any supplemental agreements and related documents that contain the terms of that series of warrants.

General. We may issue warrants to purchase shares of our common stock in one or more series. We may issue warrants independently or together with other securities, and the warrants may be attached to or separate from these securities.

Each series of warrants may be evidenced by warrant certificates that we will issue under a separate warrant agreement. We may enter into each warrant agreement with a warrant agent. We will indicate the name and address of any warrant agent in the applicable prospectus supplement relating to a particular series of warrants.

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If we issue any warrants pursuant to this prospectus, we will describe in the applicable prospectus supplement the terms of each series of warrants, including, as applicable, the following:

●	the title of the series of warrants;

●	the offering price for the warrants, if any;

●	the aggregate number of warrants offered;

●	the designation, number and terms of the securities purchasable upon exercise of the warrants;

●	if the warrants are issued as a unit with another security, the date, if any, on and after which the warrants and the related securities will be separately transferable;

●	the exercise price of the warrants;

●	the dates or periods during which the warrants are exercisable;

●	any minimum or maximum amount of warrants that may be exercised at any one time;

●	if the warrants are issued in a unit together with one or more other securities, the designation and terms of any securities with which the warrants are issued;

●	the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreement and the warrants;

●	the terms of any rights to redeem or call the warrants;

●	any provisions for changes to or adjustments in the exercise price or the number of securities issuable upon exercise of the warrants;

●	any terms, procedures and limitations relating to the transferability, exchange or exercise of the warrants;

●	the manner in which the warrant agreement and warrants may be modified;

●	any material U.S. federal income tax consequences of holding or exercising the warrants; and

●	any other specific terms, preferences, rights or limitations of or restrictions on the warrants.

Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including the right to receive dividends, if any, or payments upon our liquidation, dissolution or winding up or the right to exercise voting rights, if any.

Exercise of Warrants. Each warrant will entitle the holder to purchase the securities that we specify at the exercise price that we describe in the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to the specified time on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

Holders of the warrants may exercise the warrants by delivering the warrant certificate representing the warrants to be exercised together with specified information, and paying the required amount to the warrant agent in immediately available funds, as provided in the applicable prospectus supplement. We will set forth in the warrant certificate and in the applicable prospectus supplement the information that the holders of the warrants will be required to deliver to the warrant agent upon exercise of the warrants.

Upon receipt of the required payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will issue and deliver the securities purchasable upon such exercise. If fewer than all of the warrants represented by the warrant certificate are exercised, then we will issue a new warrant certificate for the remaining amount of warrants. If we so indicate in the applicable prospectus supplement, holders of the warrants may surrender securities as all or part of the exercise price for warrants.

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Enforceability of Rights by Holders of Warrants. Any warrant agent will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of warrants may, without the consent of the related warrant agent or the holder of any other warrants, enforce by appropriate legal action its right to exercise, and to receive the securities purchasable upon exercise of, its warrants.

Units

The following description, together with the additional information we may include in any applicable prospectus supplement, summarizes the general terms and provisions of the units that we may offer under this prospectus. While the terms summarized below will apply generally to any units that we may offer under this prospectus, we will describe the particular terms of any series of units in more detail in the applicable prospectus supplement. If we so indicate in the prospectus supplement, the terms of any units offered under that prospectus supplement may differ from the terms described below.

The complete terms and provisions of any units that we may offer under this prospectus will be contained in the specific unit agreements applicable to those units along with any supplemental agreements and any documents applicable to the securities comprising the units, which documents will be filed with the SEC and incorporated by reference into the registration statement of which this prospectus is a part. The following summary of the material terms and provisions of the units are subject to, and qualified in their entirety by reference to, the terms and provisions of the unit agreements and any supplemental agreements applicable to a particular series of units as well as any documents applicable to the securities comprising the units. We urge you to read the applicable prospectus supplement related to any series of units that we offer under this prospectus, as well as the unit agreement and any supplemental agreements and related documents that contain the terms of the units or the securities included in the units.

We may issue units, in one or more series, consisting of one or more shares of common stock and/or warrants in any combination. Each unit will be issued so that the holder of the unit will also be treated as the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

If we issue any units pursuant to this prospectus, we will describe in the applicable prospectus supplement the terms of and other information relating to such units, including, as applicable, the following:

●	the title of the units;

●	the aggregate number of units;

●	the price or prices at which the units will be issued;

●	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

●	the effect of any merger, consolidation, sale or other transfer of our business on the units and the applicable unit agreement;

●	the name and address of any unit agent;

●	the terms of the governing unit agreement;

●	any applicable material U.S. Federal income tax consequences; and

●	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units.

The provisions described in this section, as well as those described under “Description of Common Stock” and “Description of Warrants” will apply to each unit, as applicable, and to any common stock, preferred stock or warrant included in each unit.

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PLAN OF DISTRIBUTION

We may sell the securities offered under this prospectus from time to time in one or more of the following methods:

●	to or through underwriters, brokers or dealers;

●	through agents;

●	directly to purchasers; or

●	through a combination of any of these methods.

In addition, the manner in which we may sell some or all of the securities offered under this prospectus includes, without limitation, through:

●	purchasers by a broker-dealer, as principal, and resale by the broker-dealer for its account;

●	block trades;

●	ordinary broker transactions and transactions in which a broker solicits purchasers; or

●	privately negotiated transactions.

We may distribute securities from time to time in one or more transactions:

●	at a fixed offering price or prices, which may be changed;

●	at market prices prevailing at the time of sale;

●	at prices related to prevailing market prices;

●	at varying prices determined at the time of sale; or

●	at negotiated prices.

Each time we sell securities, a prospectus supplement will describe the method of distribution of the securities. The prospectus supplement will include the following information as to each offering of securities hereunder:

●	the terms of the offering;

●	the names of any underwriters (including any managing underwriters), dealers or agents, and the amount so securities underwritten or purchased by each of them, if any;

●	the purchase price or public offering price of the securities;

●	the net proceeds to us or the selling stockholders from the sale of the securities;

●	any over-allotment options under which underwriters may purchase additional securities from us;

●	any delayed delivery arrangements;

●	any underwriting discounts, commissions and other items constituting underwriters’ compensation;

●	any discounts or concessions allowed or reallowed or paid to dealers; and

●	any commissions or fees paid to agents or other items constituting agents’ compensation.

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Sales Through Underwriters or Dealers

If underwriters are used in a sale, they will acquire the securities for their own account and may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or prices, which may be changed, at market prices prevailing at the time of sale, at prices relating to such prevailing market prices, at negotiated prices or at varying prices determined at the time of sale. Underwriters may offer the securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters without a syndicate. Unless the prospectus supplement otherwise provides, the obligations of the underwriters to purchase the securities will be subject to certain conditions set forth in the applicable underwriting agreement, and subject to certain conditions, the underwriters will be obligated to purchase all of the securities offered by the prospectus supplement if they purchase any of them, other than securities covered by any over-allotment option. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may change from time to time. We or the selling stockholders may use underwriters with whom we or they have a material relationship. We will describe any such material relationship in the prospectus supplement, naming the underwriter, the nature of any such relationship.

During and after an offering through underwriters, the underwriters may purchase and sell the securities in the open market. Any underwriter may engage in over-allotment, stabilizing transactions, short-covering transactions and penalty bids and passive market making in accordance with Regulation M under the Exchange Act. Over-allotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specific minimum. Short-covering transactions involve purchase of the securities in the open market after the distribution is completed to cover short position. Penalty bids permit the underwriters to reclaim a selling commission from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded. These activities may cause the market price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue these activities at any time.

In connection with the sale of the securities, underwriters may receive compensation from us or from purchasers of the securities, for whom they may act as agents, in the form of fees, discounts, concessions or commissions. Underwriters may sell the securities to or through dealers, and these dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of the securities may be deemed to be underwriters, and any discounts or commissions they receive from us, and any profit on the resale of the securities they realize may be deemed to be underwriting discounts and commissions, under the Securities Act. The prospectus supplement will identify any such underwriter or agent and will describe any compensation paid to them.

If dealers are used in the sale of securities, we will sell the securities to them as principals. The dealers may then resell those securities to the public at varying prices determined by the dealers at the time of resale. Dealers may allow other dealers to participate in resales. The dealers participating in any sale of the securities may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. We will include in the applicable prospectus supplement the names of the dealers and the terms of the transaction.

Direct Sales and Sales Through Agents

We may sell the securities directly, where no underwriters or agents would be involved.

We may sell the securities through agents designated from time to time. We will name any agent involved in the offering and sale of securities and we will describe any commissions we will pay to the agent in the applicable prospectus supplement. Unless the applicable prospectus supplement states otherwise, any agent will use its best efforts to sell the securities for the account of us or the selling stockholders for the period of its appointment.

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We may sell the securities directly to certain types of institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. We will describe the terms of any sales of these securities in the prospectus supplement. We may authorize agents or underwriters to solicit offers by certain types of institutional investors to purchase securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. We will describe the conditions to these contracts and the commissions we must pay for solicitation of these contracts in the prospectus supplement.

Remarketing Arrangements

Securities may also be offered and sold, if so indicated in the applicable prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more remarketing firms, acting as principals for their own accounts or as agents for us. Any remarketing firm will be identified and the terms of its agreements, if any, with us and its compensation will be described in the applicable prospectus supplement. Remarketing firms may be deemed to be underwriters, as that term is defined in the Securities Act, in connection with the securities remarketed.

Delayed Delivery Contracts

If indicated in the prospectus supplement, we or any selling stockholders may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities from us at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement. The prospectus supplement will describe the commission payable for solicitation of those contracts.

Derivative Transactions

We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third parties may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement (or a post-effective amendment).

We or the selling stockholders may loan or pledge securities to a financial institution or other third party that in turn may sell those securities using this prospectus. Such financial institution or third party may transfer its short position to investors in our securities or in connection with a simultaneous offering of other securities offered by this prospectus or otherwise.

In connection with the distribution of the securities offered under this prospectus, we may enter into swap or other hedging transactions with, or arranged by, underwriters or agents or their affiliates. These underwriters or agents may receive compensation, trading gain or other benefits from these transactions.

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Other Types of Transactions

Securities may also be sold in one or more of the following transactions: (a) block transactions (which may involve crosses) in which a broker-dealer may sell all or a portion of the securities as agent but may position and resell all or a portion of the block as principal to facilitate the transaction; (b) purchases by a broker-dealer as principal and resale by the broker-dealer for its own account pursuant to a prospectus supplement; (c) ordinary brokerage transactions and transactions in which a broker-dealer solicits purchasers; (d) sales “at the market” to or through a market maker or into an existing trading market, on an exchange or otherwise, for securities; and (e) sales in other ways not involving market makers or established trading markets, including direct sales to purchasers. Broker-dealers may also receive compensation from purchasers of the securities which is not expected to exceed that customary in the types of transactions involved. We will describe in the applicable prospectus supplement the terms of any agreements or arrangements with broker-dealers, including volume limitations on sales, parties to the agreement and the conditions under which the agreement or arrangement may be terminated.

In addition, we may issue the securities as a dividend or distribution or in a subscription rights offering to our existing security holders. In some cases, we or dealers acting with us or on our behalf may also purchase securities and reoffer them to the public by one or more of the methods described above. This prospectus may be used in connection with any offering of our securities through any of these methods or other methods described in the applicable prospectus supplement.

General Information

All securities we may offer, other than common stock, will be new issues of securities with no established trading market. Except for common stock, the securities offered hereby may not be listed on a national securities exchange. Any underwriters may make a market in these securities, but they will not be obligated to do so and may discontinue any market making at any time without notice. We cannot guaranty the liquidity of the trading markets for any securities.

We or the selling stockholders may provide the underwriters, dealers, agents and remarketing firms with indemnification against civil liabilities related to this offering, including liabilities under the Securities Act, or contribution with respect to payments that they may make with respect to these liabilities.

From time to time, we or our affiliates may engage in transactions with these underwriters, dealers, agents and remarketing firms in the ordinary course of business. Agents, dealers, underwriters and remarketing firms may be customers of, engage in transactions with or perform services for us in the ordinary course of their businesses.

In compliance with the guidelines of the Financial Industry Regulatory Authority, or FINRA, no FINRA member firm may receive compensation in excess of that allowable under FINRA rules, including Rule 5110, in connection with the offering of the securities.

There is no assurance we will sell all or any of the securities offered under this prospectus.

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LEGAL MATTERS

The validity of our common stock offered hereby will be passed upon for us by McDonald Carano LLP, Reno, Nevada.

EXPERTS

The consolidated financial statements of Intellinetics, Inc. (the Company) as of and for the years ended December 31, 2024 and 2023 incorporated by reference in this prospectus have been so incorporated in reliance on the report of GBQ Partners, LLC, independent auditors, given on the authority of said firm as experts in auditing and accounting.

LIMITATION ON LIABILITY AND DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our directors and officers are indemnified by our bylaws against amounts actually and necessarily incurred by them in connection with the defense of any action, suit or proceeding in which they are a party by reason of being or having been directors or officers of the company. Our amended articles of incorporation provide that none of our directors or officers shall be personally liable for damages for breach of any fiduciary duty as a director or officer involving any act or omission of any such director or officer. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to such directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by such director, officer or controlling person in the successful defense of any action, lawsuit or proceeding, is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

AVAILABLE INFORMATION

This prospectus is part of a Registration Statement on Form S-3 we have filed with the SEC. We have not included in this prospectus all of the information contained in the Registration Statement, and you should refer to our Registration Statement and its exhibits for further information. You can obtain a copy of the Registration Statement, including the exhibits filed with it, from the SEC as indicated below.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our filings are available to the public at the website maintained by the SEC at www.sec.gov.

We also make available our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and amendments to those reports, on or through our website located at www.intellinetics.com, as soon as reasonably practicable after we electronically file them with or furnish them to the SEC. The contents of and the information on or accessible through our corporate website and our investor relations website are not a part of, and are not incorporated into, this prospectus and the accompanying prospectus or any report or document we file with or furnish to the SEC, and any references to these websites are intended to be an inactive textual references only.

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INCORPORATION OF DOCUMENTS BY REFERENCE

The Registrant incorporates by reference in this Registration Statement the following documents filed by the Registrant with the Securities and Exchange Commission (the “SEC”) (other than information that is furnished to but not filed with the SEC in those documents), pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”):

(1)	the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the SEC on March 24, 2025;
(2)	the Registrant’s Current Reports on Form 8-K filed with the SEC on February 20, 2025; November 13, 2024; October 16, 2024; August 13, 2024; June 26, 2024; June 10, 2024; May 14, 2024; March 28, 2024; and April 3, 2025;
(3)	the information included in the Registrant’s definitive proxy statement on Schedule 14A for the 2024 Annual Meeting of Stockholders, as filed with the Commission on April 29, 2024, to the extent incorporated by reference into Part III of the Annual Report on Form 10-K for the fiscal year ended December 31, 2023; and
(4)	the description of the Registrant’s Common Stock contained in Registrant’s registration statement on Form 10-SB filed with the SEC on October 2, 2000, as the description therein has been updated and superseded by the description of the registrant’s capital stock contained in Exhibit 4.2 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023, as filed with the SEC on March 27, 2024, and including any amendments or reports filed with the SEC for the purpose of updating such descriptions.

All documents filed by the Registrant with the SEC pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act on or after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold (other than information that is furnished to but not filed with the SEC in those documents) shall be deemed to be incorporated by reference in this Registration Statement from the date of filing of such documents.

Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement. Any Current Report on Form 8-K that is furnished to the SEC but not filed with the SEC is not deemed incorporated by reference into this Registration Statement.

You may access these filings on our website at www.intellinetics.com. The information on our website is not incorporated by reference and is not considered part of this prospectus. Also, upon written or oral request, at no cost we will provide to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the information that has been incorporated by reference in the prospectus but not delivered with the prospectus. Inquiries should be directed to:

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INTELLINETICS, INC.

2190 Dividend Dr.

Columbus, Ohio 43228

Attn: Chief Financial Officer

614-921-8170

INTELLINETICS, INC.

PROSPECTUS